 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, California 95510
(Address of principal executive offices, including zip code)
(408) 944-4000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QMCO	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 1.01. Other Events.
Amendment to Term Loan Credit and Security Agreement
On March 31, 2020, Quantum Corporation (the “Company”) entered into an amendment (the “Term Loan Amendment”) to the Term Loan Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and U.S. Bank National Association, as disbursing and collateral agent for such lenders.
The amendment amends certain terms of the Term Loan Credit Agreement, including (a) to defer payment of the scheduled amortization payment due on April 1, 2020, (b) to permit payment of a portion of the interest due on April 1, 2020 in kind rather than in cash, and (c) to waive compliance with the total net leverage ratio covenant for the fourth fiscal quarter period ending March 31, 2020.
Amendment to Amended and Restated Revolving Credit Agreement
On April 3, 2020, Quantum Corporation (the “Company”) entered into an amendment (the “Revolver Amendment”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent for such lenders.
The amendment amends certain terms of the Revolving Credit Agreement, including to waive compliance with the total net leverage ratio and total leverage ratio covenants for the fourth fiscal quarter period ending March 31, 2020.
The foregoing description of the Term Loan Amendment and the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment and the Revolver Amendment, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and the Term Loan Credit Agreement and the Revolving Credit Agreement, which were previously filed with the Securities and Exchange Commission, each of which is incorporated herein by reference.

Item 2.02. Results of Financial Operations and Financial Condition.

On April 6, 2020, the Company issued a press release updating its revenue guidance for its fourth fiscal quarter ended March 31, 2020 and providing updates on the status of its loan agreements and its supply chain. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibits Number	Description
10.1
Amendment Number 2 to Term Loan Credit and Security Agreement, dated as of December 27, 2018, as amended on March 31, 2020, among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and U.S. Bank National Association

10.2
First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018, as amended on April 3, 2020 among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent for such lenders

99.1	Press release dated April 6, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2020	QUANTUM CORPORATION

	By:	/s/ J. Michael Dodson
	Name:	J. Michael Dodson
	Title:	Chief Financial Officer